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Exhibit 23.1(d)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of MSW Energy Holdings II LLC and MSW Energy Finance Co. II, Inc. of our report dated July 31, 2003 relating to the combined statements of operations, of partners' capital and of cash flows of the American Ref-Fuel Partnerships (Predecessor), which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

Florham Park, New Jersey February 5, 2004

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  Exhibit 23.1(d)
CONSENT OF INDEPENDENT ACCOUNTANTS